SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:
   [X]  Preliminary Proxy Statement        [ ]  Confidential, For Use of the
                                                Commission Only (as Permitted
                                                by Rule 14a-6(e)(2))
   [ ]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CD Radio Inc.
------------------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


   (1)Title of each class of securities to which transaction applies:


------------------------------------------------------------------------------


   (2)Aggregate number of securities to which transaction applies:


------------------------------------------------------------------------------


   (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


------------------------------------------------------------------------------


   (4)Proposed maximum aggregate value of transaction:


------------------------------------------------------------------------------

                                  CD RADIO INC.
                                    6th Floor
                             1001 22nd Street, N.W.
                             Washington, D.C. 20037

To the Stockholders of CD Radio Inc.:


         The Board of Directors of CD Radio Inc. (the "Company") is seeking the approval of its stockholders for two proposed amendments to the Certificate of Designations of the Company's 5% Delayed Convertible Preferred Stock (the "5% Preferred Stock") (i) to allow the Company to redeem the 5% Preferred Stock (to the extent not previously converted) in whole or in part upon the sale of any equity or debt securities in one or more offerings occurring after the initial issuance of the 5% Preferred Stock and on or prior to December 30, 1997 for gross proceeds in an aggregate cash amount of not less than $100 million, and (ii) to amend certain of the provisions of the Certificate of Designations relating to the delivery of a notice of redemption in connection therewith.


         The Board of Directors unanimously recommends that holders of the Company's Common Stock and 5% Preferred Stock CONSENT to the amendment.

         THE CONSENT OF THE HOLDERS OF BOTH THE COMMON STOCK
AND THE COMPANY'S 5% PREFERRED STOCK IS REQUIRED TO APPROVE
THE PROPOSED AMENDMENT.

         The Consent Solicitation Statement on the following pages describes the matters being presented to the stockholders in this consent solicitation (the "Consent Solicitation"). Because this solicitation of written consents is in lieu of a meeting of stockholders, there will be no meeting of stockholders held in connection with the Consent Solicitation.


         IF THE PROPOSED AMENDMENTS ARE ADOPTED, THEN UPON CONSUMMATION OF THE PROPOSED STOCK OFFERING AND PROPOSED NOTES OFFERING (AS TO WHICH SEE THE ATTACHED MATERIALS), AND ASSUMING THAT FOLLOWING SUCH OFFERINGS AGGREGATE PROCEEDS FROM SUCH OFFERINGS AND ANY OTHER "QUALIFYING OFFERINGS" (AS DEFINED FOLLOWING ADOPTION OF THE PROPOSED AMENDMENTS) EXCEED $100 MILLION, THE COMPANY WILL BE PERMITTED TO REDEEM THE SHARES OF 5% PREFERRED STOCK HELD BY HOLDERS WHO DO NOT TENDER THEIR 5% PREFERRED STOCK IN THE EXCHANGE OFFER BEING MADE BY THE COMPANY CONCURRENTLY WITH THIS SOLICITATION.


         This Consent Solicitation replaces the consent solicitation mailed to stockholders on July 15, 1997 (the "July Consent Solicitation"). The July Consent Solicitation was unsuccessful because insufficient consents were obtained prior to the legal deadline of September 23, 1997 (the 60th day following the Company's receipt of the first consent). Therefore, a vote submitted in connection with the July Consent Solicitation will not be effective with respect to this Consent Solicitation. STOCKHOLDERS WHO VOTED IN THE JULY CONSENT SOLICITATION, THEREFORE, SHOULD VOTE AGAIN IN RELATION TO THIS CONSENT SOLICITATION.

         We hope you will have your stock represented in this Consent Solicitation by signing, dating and returning your consent in the enclosed envelope as soon as possible. If you submit a properly executed consent within sixty (60) days of the delivery of the first dated consent delivered to the Company, your stock will be voted in favor of the proposed amendment. Any other action by you will have the practical effect of voting against the proposed amendment.

                                                     Sincerely,

                                                     Lawrence F. Gilberti
                                                     Director and Secretary

October __, 1997
Washington, D.C.

                                  CD RADIO INC.
                                    6th Floor
                             1001 22nd Street, N.W.
                             Washington, D.C. 20037

                         CONSENT SOLICITATION STATEMENT

                                October __, 1997

INFORMATION REGARDING CONSENTS


         This Consent Solicitation Statement and the accompanying form of consent are furnished in connection with the solicitation of stockholder consents by the Board of Directors of CD Radio Inc. (the "Company"), in lieu of a meeting of stockholders, in connection with the amendments proposed to the Certificate of Designations (the "Certificate of Designations") of the Company's 5% Delayed Convertible Preferred Stock described below (the "Consent Solicitation"). Only stockholders of record on the books of the Company at the close of business on October 1, 1997 (the "Record Date") will be entitled to submit a consent. It is anticipated that these Consent Solicitation materials will be mailed to stockholders on or about October __, 1997.


         The Company is incorporated in Delaware and is therefore subject to the Delaware General Corporation Law (the "DGCL"). Section 228 of the DGCL permits the stockholders of the Company to take action without a meeting if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The DGCL also provides that the minimum necessary votes must be received by the Company within 60 days of the date of the first such written consent. Accordingly, if, within 60 days following its receipt of the first written consent approving the proposed amendment, the Company receives executed consents approving the proposed amendment from the holders of a majority of the issued and outstanding shares of Common Stock, par value $.001 (the "Common Stock"), and from the holders of a majority of the issued and outstanding 5% Delayed Convertible Preferred Stock, par value $.001 (the "5% Preferred Stock"), and those consents have not been revoked, the stockholders will be deemed to have approved the proposed amendments.

         All written consents received by the Company, regardless of when dated, will expire unless valid, written, unrevoked consents constituting the necessary vote for approval of the proposed amendments are received by the Company within 60 days of the date of the first such consent.

         As required by the DGCL, if the proposed amendments are approved by the stockholders, the Company will promptly notify the stockholders from whom consent has not been received.

         A consent executed by a stockholder may be revoked at any time provided that a written, dated revocation is executed and delivered to the Company on or prior to the time at which the Company receives written consents sufficient to approve the proposed amendment. The Company intends to amend the Certificate of Designations as soon as practicable following the receipt of the necessary consents. A revocation may be in any written form validly signed by the stockholder as long as it clearly states that the consent previously given is no longer effective. The revocation should be addressed to Lawrence

F. Gilberti, Secretary, CD Radio Inc., 6th Floor, 1001 22nd Street N.W., Washington, D.C. 20037.

VOTING SECURITIES AND PRINCIPAL HOLDERS


         Holders of record of the Company's Common and 5% Preferred Stock, at the close of business on October 1, 1997, will be entitled to submit a consent on the accompanying form. On September 30, the Company had outstanding 12,577,884 shares of Common Stock and 5,222,608 shares of 5% Preferred Stock. Each share of stock is entitled to one vote in the Consent Solicitation. Consents evidencing a majority of the outstanding shares of each of the Common Stock and the 5% Preferred Stock issued and outstanding and entitled to vote are required to approve the proposed amendments being submitted to the stockholders of the Company for approval in the Consent Solicitation. To be counted toward the majority required for approval of the proposed amendments, a consent must be delivered to the Company within 60 days of the delivery of the first dated consent.


         With respect to the proposed amendments, any action other than the delivery of a properly executed consent within such 60 day period, including abstentions and broker nonvotes, will have the practical effect of voting against the proposed amendments.


         The following tables set forth certain information regarding beneficial ownership of the Company's Common Stock and 5% Preferred Stock as of September 30, 1997 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock or 5% Preferred Stock,

(ii) in relation to the Common Stock, each director of the Company, (iii) in relation to the Common Stock, each executive officer of the Company and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock and 5% Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. The table also sets forth information concerning the number of shares of Common Stock issuable upon conversion of shares of the Company's 5% Preferred Stock to holders of the 5% Preferred Stock.

                               BENEFICIAL OWNERS OF COMMON STOCK

                                                          Number of Shares
                                                          of Common Stock    Percent of Total of
                                                           Beneficially        Common Stock
Name and Address of Beneficial Owner of Common Stock (1)     Owned         Beneficially Owned(2)
                                                          --------------   ----------------------
DIRECTORS, EXECUTIVE OFFICERS AND 5% STOCKHOLDERS
Darlene Friedland (3) ...............................       2,734,500               21.7%
  110 Wolseley Road
  Point Piper 2027
  Sydney, Australia
Loral Space & Communications Ltd (4) ................       1,905,488               15.2%
  600 Third Avenue
  New York, New York 10017
David Margolese(5) ..................................       1,900,000               15.1%
  c/o CD Radio Inc.
  Sixth Floor
  1001 22nd Street, N.W
  Washington, D.C. 20037
Robertson Stephens & Co., et al.(6) .................       1,467,500               11.7%
  555 California Street, Suite 2600
  San Francisco, CA 94104
Robert D. Briskman(7) ...............................         132,500                1.1%
Jack Z. Rubinstein(8) ...............................         227,000                1.8%
Peter K. Pitsch(9) ..................................          70,000                 *
Lawrence F. Gilberti(10) ............................          35,000                 *
Ralph V. Whitworth(11) ..............................          35,000                 *
Joseph Capobianco(12) ...............................               0                 *
Keno Thomas(13) .....................................               0                 *
Andrew Greenebaum(14) ...............................          59,000                 *
All Executive Officers and Directors
    as a Group (9 persons)(15) ......................       2,458,500               19.5%
HOLDERS OF 5% DELAYED CONVERTIBLE PREFERRED STOCK(16)
Everest Capital International, Ltd.(17) .............       2,194,368               14.9%
  c/o Morgan Stanley & Co., Incorporated
  One Pierpont Plaza, 10th Floor
  Brooklyn, NY 11201
Continental Casualty Company(18) ....................       2,150,881               14.6%
  c/o Chase Manhattan Bank
  4 New York Plaza
  New York, NY 10004-2477
Mackay-Shields Financial Corporation (19) ...........       1,309,012                9.5%
  9 West 57th Street
  New York, NY 10019
Grace Brothers, Ltd.(20) ............................         869,399                6.5%
  Bradford Whitmore
  1560 Sherman Avenue, Suite 900
  Evanston, IL 60201
Everest Capital Fund, L.P.(21) ......................         824,020                6.2%
  c/o Morgan Stanley & Co.
  One Pierpont Plaza, 10th Floor
  Brooklyn, NY 11201


                                                           Number of Shares
                                                           of Common Stock    Percent of Total of
                                                              Beneficially        Common Stock
Name and Address of Beneficial Owner of Common Stock (1)         Owned       Beneficially Owned(2)
                                                           ----------------  ---------------------
Jess M. Ravich (22).....................................        788,282               5.9%
    Libra Investments, Inc.
    11766 Wilshire Boulevard
    Suite 870
    Los Angeles, CA  90025

-----------------
    * Less than 1%


(1) This table is based upon information supplied by directors, officers and principal stockholders. Percentage of ownership is based on 12,212,879 shares of Common Stock outstanding on September 30, 1997. Unless otherwise indicated, the address of the Beneficial Owner is the Company.

(2) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from September 30, 1997 upon the exercise of options, and each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from September 30, 1997 have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Darlene Friedland is the spouse of Robert Friedland. Robert Friedland was a director of the Company from June 1993 until October 1993. From May 1992 until October 1993, when their shares were transferred to Darlene Friedland, Mr Friedland and Ivanhoe Capital Corporation, a venture capital firm he controls, collectively were the Company's largest shareholder.

(4) Subject to demand registration rights after the Company's two satellites are launched and operational.

(5) Includes 300,000 shares issuable pursuant to stock options that are exercisable within 60 days. Does not include 400,000 shares issuable pursuant to stock options that are not exercisable within 60 days. Pursuant to a voting trust agreement entered into by Darlene Friedland, as grantor, David Margolese, as trustee, and the Company, Mr Margolese will have the power to vote in his discretion all shares of Common Stock owned or hereafter acquired by Darlene Friedland and certain of her affiliates (currently 2,734,500 shares) for a period of five years commencing on the first to occur of the closing dates of the Company's proposed Stock Offering or Notes Offering (both as defined below) or the consummation of the Company's Exchange Offer (as defined below).

(6) Shares are owned by a group including the following: The Robertson Stephens Orphan Fund (which has shared voting and shared dispositive power over 1,069,200 shares), The Robertson Stephens Orphan Offshore Fund (with shared voting and shared dispositive power over 226,800 shares), The Robertson Stephens Global Low-Priced Stock Fund (with shared voting and shared dispositive power over 70,000 shares), The Robertson Stephens & Company Investment Management L.P. (with shared voting and shared dispositive power over 1,366,000 shares), Bayview Investors, LTD (with shared voting and shared dispositive power over 1,069,200 shares), Robertson, Stephens & Company, Incorporated ("RS&Co.") (with shared voting and shared dispositive power over 1,366,000 shares), and RS&Co.'s five shareholders, namely Paul H. Stephens (with sole voting and sole dispositive power over 96,880 shares, and shared voting and shared dispositive power over 1,366,000 shares), Sanford R. Robertson (with sole voting and sole dispositive power over 11,620 shares, and shared voting and shared dispositive power over 1,366,000 shares), Michael G. McCaffery,
      G. Randy Hecht, and Kenneth R. Fitzsimmons (the three of whom have shared voting and shared dispositive power over 1,366,000 shares). Messrs. Stephens, Robertson, McCaffery, Hecht, and Fitzsimmons disclaim any beneficial ownership with respect to shares of the Company that RS&Co. may be deemed to beneficially own. The source of the information in this footnote is the Schedule 13D dated August 13, 1997 filed by Robertson, Stephens & Company LLC, et al.

(7) Includes 132,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days. Does not include 117,500 shares issuable pursuant to stock options that are not exercisable within 60 days of such date.

(8) Includes 195,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days and 7,700 shares of Common Stock held in trust for his daughters. Excludes 20,000 shares held by DICA Partners, L.P. of which Mr. Rubinstein is the General Partner.

(9) Includes 60,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days.

(10) Represents 35,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days.

(11) Represents 35,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days.

(12) Does not include 75,000 shares issuable pursuant to stock options that are not exercisable within 60 days.

(13) Does not include 75,000 shares issuable pursuant to stock options that are not exercisable within 60 days.

(14) Represents 59,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days. Does not include 116,000 shares of Common Stock issuable pursuant to stock options not exercisable within 60 days.

(15) Includes 732,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days. Does not include 857,500 shares issuable pursuant to options that are not exercisable within 60 days.

(16) Estimated solely for the purposes of this table. Such beneficial ownership represents an estimate of the number of shares of Common Stock issuable upon the conversion of shares of 5% Preferred Stock beneficially owned by such person, assuming a conversion date of September 25, 1997 and all dividends on shares of the 5% Preferred Stock are paid, in lieu of cash, in additional shares of 5% Preferred Stock. (See "Description of Capital Stock - 5% Delayed Convertible Preferred Stock" for definitions of capitalized terms.) The number of shares of Common Stock issuable upon conversion of the shares of the 5% Preferred Stock would equal the Liquidation Preference of the shares being converted plus any Cash Payments divided by the then-effective conversion price applicable to the Common Stock (the "Conversion Price"). The Conversion Price, as of any date up to and including November 15, 1997, is determined in accordance with a formula based on market prices of the Common Stock or actual prices at which the converting holder sold the Common Stock, in either case multiplied by an amount equal to 1 minus the Applicable Percentage. The actual number of shares of Common Stock upon conversion is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time, including, among others, application of the conversion provisions based on market prices prevailing at the actual date of conversion and whether dividends on shares of 5% Preferred Stock are paid in cash or added to the Liquidation Preference. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to when holders will elect to convert shares of the 5% Preferred Stock into shares of Common Stock. See "Description of Capital Stock - 5% Delayed Convertible Preferred Stock."

(17) Includes 1,137,155 shares of 5% Preferred Stock. The following limitations (the "Standstill Agreement") apply to Everest Capital International, Ltd. and Everest Capital Fund, L.P. (the "Everest Funds") and their affiliates, and to certain transferees. Until the date one year after the execution of a certain Commitment Term Sheet between such Everest Funds and the Company, the Everest Funds and their affiliates (i) shall not acquire Common Stock, including by means of conversion of their 5% Preferred Stock or exercise any other right, if, upon such acquisition or exercise, the Everest Funds and their affiliates will have or share, directly or indirectly, voting or investment power over ten percent or more of the Common Stock (for purposes of this clause (i), a right to acquire upon exercise or conversion will not be deemed to confer voting or investment power over the underlying security in the absence of an exercise or conversion), and (ii) shall not sell or otherwise dispose of warrants or 5% Preferred Stock to any purchaser, if, following such sale or disposition, the purchaser and its affiliates would be beneficial owners of ten percent or more of the Common Stock, except for a sale or disposition of warrants or 5%

      Preferred Stock to a purchaser who, for itself and its affiliates, agrees to be bound by the limitations set forth in the Standstill Agreement.

(18) Includes 938,504 shares of 5% Preferred Stock held on its own behalf and on behalf of its Designated A/C High Yield Fund.

(19) Includes 734,286 shares of 5% Preferred Stockheld by the Mainstay Funds, on behalf of its High Yield Corporate Bond Fund Series, for which Mackay-Shields Financial Corporation acts as financial advisor. Such Fund and such advisor share investment and voting power with respect to such shares. The Fund has agreed that it will not, following any conversion of its shares, be the beneficial owner of more than 9.99% of the outstanding Common Stock unless it chooses to waive this restriction upon 61 days prior notice to the Company.

(20) Includes 375,402 shares of 5% Preferred Stock. Grace Brothers, Ltd. has agreed that it will not, following any conversion of its shares, be the beneficial owner of more than 9.99% of the outstanding Common Stock unless it chooses to waive this restriction upon 61 days prior notice to the Company.

(21) Includes 427,020 shares of 5% Preferred. Does not include shares of Common Stock issuable pursuant to warrants to be issued to Everest Capital Fund, L.P. or an affiliate thereof to purchase 1,760,000 shares of Common Stock at a purchase price of $50.00 per share. The warrants are exercisable from June 15, 1998 through and including June 15, 2005. See footnote (17) above for further commentary.

(22) Represents 146,800 shares of 5% Preferred Stock that are issuable pursuant to warrants to be issued to Libra Investments, Inc. ("Libra") and 261,700 shares of 5% Preferred Stock that are issuable to The Ravich Revocable Trust of 1989 (the "Ravich Trust"). Jess M. Ravich is the Chairman, Chief Executive Officer and the controlling shareholder of Libra and a trustee of the Ravich Trust. Mr Ravich disclaims beneficial ownership in the shares issuable to Libra except to the extent of his ownership interest in Libra. Libra and the Ravich trust have agreed that they will not, following any conversion of their shares of 5% Preferred Stock, be the beneficial owner of more than 4.99% of the outstanding Common Stock unless they choose to waive this restriction upon 61 days prior notice to the Company. Amount does not include warrants to purchase 60,000 shares of Common Stock issued to the Ravich Trust at a purchase price of $50.00 per share. The warrants are exercisable from June 15, 1998 through and including June 15, 2005.

                                 Beneficial Owners of 5% Preferred Stock

                                                              Number of Shares
                                                              of 5% Preferred     Percent of Total of
Name and Address of Beneficial Owner of 5% Preferred         Stock Beneficially   5% Preferred Stock
Stock (1)                                                          Owned          Beneficially Owned(2)

                                                             ------------------   ---------------------
Everest Capital International, Ltd. ........................   1,137,155                 21.8%
         c/o Morgan Stanley & Co., Incorporated
         One Pierpont Plaza, 10th Floor
         Brooklyn, NY 11201
Continental Casualty Company ...............................   1,114,630                 21.3%
         c/o Chase Manhattan Bank
         4 New York Plaza
         New York, NY 10004-2477
Mackay-Shields Financial Corporation .......................     678,350                 13.0%
         9 West 57th Street
         New York, NY 10019
Grace Brothers, Ltd. .......................................     450,536                  8.6%
         Bradford Whitmore
         1560 Sherman Avenue, Suite 900
         Evanston, IL 60201
Everest Capital Fund, L.P. .................................     427,020                  8.2%
         c/o Morgan Stanley & Co.
         One Pierpont Plaza, 10th Floor
         Brooklyn, NY 11201
Jess M. Ravich .............................................     408,500                  7.8%
         c/o Libra Investments, Inc.
         11766 Wiltshire Boulevard
         Suite 870
         Los Angeles, CA 90025
All Executive Officers and Directors as a Group (9 persons)         --                     *
(3)

-----------------
         * Less than 1%

(1) This table is based upon information supplied by principal stockholders. Percentage of ownership is based on 5,222,608 shares of 5% Preferred Stock outstanding on September 30, 1997. Unless otherwise indicated, the address of the Beneficial Owner is the Company.

(2) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from September 30, 1997 upon the exercise of options, and each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from September 30, 1997 have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of 5% Preferred Stock beneficially owned by them.

(3) No executive officer or director of the Company beneficially owns any shares of 5% Preferred Stock.

                                  BACKGROUND AND PROPOSED FINANCING PLAN

EXCHANGE OFFER

         On October 16, 1997 the Company's registration statement on Form S-4, containing a prospectus (the "Prospectus") relating to its offer to exchange (the "Exchange Offer") up to 1,932,073 shares of its new 10 1/2% Series C Convertible Preferred Stock (the "New Preferred Stock") for up to all of the outstanding shares of 5% Preferred Stock, was declared effective by the Securities and Exchange Commission and the Company commenced the Exchange Offer. Pursuant to the Exchange Offer, the Company is offering to exchange shares of New Preferred Stock for shares of 5% Preferred Stock at a rate of one share of New Preferred Stock for each $100 in Exchange Rate Liquidation Preference (as defined in the Prospectus) represented by shares of 5% Preferred Stock not previously converted. The terms and conditions of the New Preferred Stock differ from the terms and conditions of the 5% Preferred Stock.

         Reference is made to the Company's Prospectus dated October 16, 1997 for a complete description of the Exchange Offer. Stockholders may obtain copies of the Prospectus from Mackenzie Partners, Inc., the Company's information agent, which can be contacted at (212) 929-5500.

PROPOSED FINANCING PLAN

         The Exchange Offer is part of a financing transaction, which also includes a proposed underwritten public offering by the Company of Senior Discount Notes due 2007 (the "Notes Offering") and a proposed underwritten public offering of 3,500,000 shares of Common Stock (the "Stock Offering" and, together with the Notes Offering, the "Offerings"), that is intended to raise capital to partially finance the construction and launch of the Company's satellites and for general corporate purposes. The Company expects that the Offerings will result in net proceeds to the Company of approximately $201.5 million, approximately $58.7 million from the Stock Offering (based on an assumed offering price of $18.44 per share, the closing price of the Common Stock on September 30, 1997) and approximately $142.8 million from the Notes Offering. The Company will receive no proceeds from the Exchange Offer. The Company's ability to complete both the Notes Offering and the Stock Offering is conditioned upon the successful completion of the Exchange Offer. Accordingly, if any holders of 5% Preferred Stock do not accept the Exchange Offer, the Company intends, if it is able to do so, to redeem the shares of 5% Preferred Stock held by non-exchanging holders.
         IF THE PROPOSED AMENDMENTS ARE ADOPTED, THEN UPON CONSUMMATION OF THE OFFERINGS, ASSUMING THAT FOLLOWING SUCH OFFERINGS AGGREGATE PROCEEDS FROM THE OFFERINGS AND ANY OTHER "QUALIFYING OFFERINGS" (AS DEFINED FOLLOWING ADOPTION OF THE PROPOSED AMENDMENTS) EXCEED $100 MILLION, THE COMPANY WILL BE PERMITTED TO REDEEM THE SHARES OF 5% PREFERRED STOCK HELD BY HOLDERS WHO DO NOT TENDER THEIR 5% PREFERRED STOCK IN THE EXCHANGE OFFER.

                                        PROPOSED AMENDMENTS TO THE

                                       CERTIFICATE OF INCORPORATION


GENERAL


     The Certificate of Designations, included as part of the Articles of Incorporation of the Company, as currently in effect, provides that if the Company sells Common Stock for net cash proceeds to the Company in an amount not less than $100 million in a registered underwritten public offering (other than stock issuable pursuant to a registration statement on Form S-8 or S-4) prior to October 15, 1997, the Company may, upon consummation of such offering, redeem the 5% Preferred Stock in whole (but not in part).


     The Certificate of Designation also provides that a redemption notice must be irrevocable and must specify the date of the proposed redemption (the "Redemption Date") and does not provide that such a notice may be amended during the period of the redemption.

     On June 24, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to the Certificate of Designations to allow the Company to redeem the 5% Preferred Stock in whole (but not in part) upon the sale, on or prior to November 15, 1997, by the Company of any equity or debt securities for net cash proceeds in an amount not less than $100 million. This amendment did not become effective, however, because the Company did not receive executed consents approving the proposed amendment from a majority of the issued and outstanding shares of Common Stock and 5% Preferred Stock.

     On September 25, 1997, the Board of Directors adopted, subject to shareholder approval, two additional amendments to the Certificate of Designations (i) to allow the Company to redeem the 5% Preferred Stock(to the extent not previously converted) in whole or in partupon the sale of any equity or debt securities in one or more offerings occurring after the initial issuance of the 5% Preferred Stock and on or prior to December 30, 1997for gross proceeds in an aggregate cash amount of not less than $100 million (each such offering, a "Qualifying Offering"), and (ii) to amend certain of the provisions of the Certificate of Designations relating to the delivery of a notice of redemption in connection therewith.


TEXT OF PROPOSED AMENDMENTS

     The proposed amendments to the Certificate of Designations would amend Sections 3(b) and 3(e)(i) of the Certificate of Designations. As proposed to be amended, Section 3(e)(i) of the Certificate of Designations would read as follows:


                  "If following the initial issuance of the 5% Preferred and on or prior to December 30, 1997, the Corporation sells any securities, including, without limitation, common stock, preferred stock, debt securities or any combination thereof, in one or more transactions (each such transaction, a "Qualifying Offering") for aggregate gross cash proceeds to the Corporation in an amount not less than $100 million, the Corporation may, upon completion of such Qualifying Offering or Qualifying Offerings and the receipt by the Corporation of aggregate cash proceeds of not less than $100 million, redeem the 5% Preferred in whole or in part for an amount per share in cash equal to (A) the sum of the Liquidation Preference plus any Cash Payments due (B) divided by
         0.72125. The Corporation shall give notice of such redemption pursuant to this subsection (e) in the manner set forth in subsection
         (b) of Section 3."


         As proposed to be amended, Section 3(b) of the Certificate of Designations would read as follows:


                  "At least 30 days but not more than 60 days prior to the Redemption Date, written notice (the "REDEMPTION NOTICE") shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the 5% Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption that is to be effected, specifying the Redemption Date (which may be specified as subject to change based upon an event or events related to the redemption or in connection with a related Qualifying Offering or Qualifying Offerings), the Redemption Price, and the place at which payment may be obtained and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing all the shares of 5% Preferred held by such holder. On or prior to the Redemption Date specified in any Redemption Notice, the Corporation may amend or withdraw such Redemption Notice (including without limitation to specify a later Redemption Date) and if such Redemption Notice is amended or withdrawn by the Corporation, notice of such amendment or withdrawal shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the 5% Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the terms of any amendment to or withdrawal of the Redemption Notice, as applicable, and, in the case of an amendment to the Redemption Notice, specifying the terms of the Redemption Notice as so amended. Subject to the provisions of the following subsection
         (c), on or not more than 5 days after the Redemption Date (as amended, if applicable), each holder of 5% Preferred shall surrender to the Corporation the certificate or certificates representing all the shares of 5% Preferred owned by such holder as of the Redemption Date, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled."


PURPOSE OF THE PROPOSED AMENDMENTS

         Since 1990, the Company has been engaged in the development of a subscription based satellite radio system ("CD Radio"). In order to provide CD Radio service, the Company was required to obtain a license from the Federal Communications Commission (an "FCC License"). The Federal Communications Commission held an auction for two FCC Licenseson April 1, 1997 and the Company was one of two successful bidders for an FCC License with a winning bid of $83,346,000.

         In order to finance the cost of the FCC License, the Company obtained commitments to purchase approximately $200 million of the Company's 5% Delayed

Convertible Preferred Stock, subject principally to the Company being a winning bidder for the FCC License. In March 1997, the Board of Directors authorized the designation of up to 8,000,000 shares of the 5% Preferred Stock. In April l997, following the FCC auction, the Company completed a private placement in which the Company sold 5,400,000 shares of the 5% Preferred Stock with aggregate gross proceeds totaling approximately $135 million. To date, the Company has used substantially all of the net proceeds from the private placement to finance the purchase price of the FCC License, for cash reserves and for working capital or other general corporate purposes.

     In order to continue with the development of its business, the Company plans to purchase three satellites at an estimated total cost of $272.8 million and to incur other significant costs. The Company, therefore, requires substantial additional financing, and the Board of Directors has determined that it is advisable and in the best interests of the Company to proceed with the Offerings on the terms previously described. However, the Company has been advised by its prospective underwriters for the Sock Offering that the terms of the 5% Preferred Stock will adversely affect the success and pricing of the Stock Offering. Accordingly, the Company is conducting the Exchange Offer to exchange the 5% Preferred Stock for the New Preferred Stock. In addition,
Section 3.8 of the Preferred Stock Investment Agreement dated as of October 23, 1996, between the Company and certain holders of the 5% Preferred Stock listed on Schedule I attached to that agreement (the "Preferred Stock Agreement") provides that, "prior to a Qualifying Offering (as such term is defined in the Certificate of Designations),. . . [the Company] shall not undertake to conduct any debt or equity financing that is not either pari passu or junior in seniority, structure and maturity, to the Preferred Shares." Accordingly, so long as any shares of the 5% Preferred Stock remains outstanding, the Company would not be able to undertake the Notes Offering.

     (a)      PROPOSED AMENDMENTS TO DEFINITION OF "QUALIFYING OFFERING."
     Under the existing Certificate of Designations, the Company is permitted to redeem the 5% Preferred Stock in whole (but not in part) upon the consummation of a registered public offering (other than for stock issuable pursuant to a registration statement on Form S-8 or S-4) on or prior to October 15, 1997 in which the Company sells Common Stock for net cash proceeds in an amount not less than $100 million. The Board of Directors believes that it is in the Company's best interests (i) to authorize the Company to redeem the 5%
Preferred Stock (to the extent not previously converted) in whole or in part upon the sale of any equity or debt securities in one or more offerings occurring after the initial issuance of the 5% Preferred Stock and on or prior to December 30, 1997for gross proceeds in an aggregate cash amount of not less than $100 million (each such offering, a "Qualifying Offering"), and (ii) to amend certain of the redemption provisions relating to the requirements for delivery of a notice of redemption in connection therewith..

         The Board of Directors has determined that the requirement of raising $100 million solely through a registered public offering of Common Stock, on or prior to October 15, 1997, is too restrictive in light of the passage of time and the financing options realistically available to the Company. The Board of Directors made such determination following consultation with its financial advisers, Batchelder &

Partners, Inc. and Merrill Lynch & Co. The Offerings reflect the Company's determination of the best financing options open to the Company at this time.

     On July 7, 1997, the Company sold 1,905,488 shares of Common Stock to Loral Space & Communications Ltd. ("Loral") for gross proceeds of $25 million, which sale, if the proposed amendments are adopted, will be a Qualifying Offering.

     (b) PROPOSED AMENDMENT TO PROVISIONS REGARDING NOTICE OF REDEMPTION

     Because of the restriction contained in Section 3.8 of the Preferred Stock Investment Agreement, the Board of Directors believes that the Company will not be able to undertake the Notes Offering, which the Board of Directors' believe is an integral part of the Offerings, as currently proposed unless the proposed amendments are adopted.

     The current provisions for the giving by the Company of a redemption notice require that that notice be irrevocable, that the notice specify a redemption date and do not provide for the Company to amend the notice once issued. The Company believes that to undertake the Notes Offering, to be able to give a redemption notice in contemplation of such Offering and to manage the timing of the redemption in the context of the Notes Offering, a redemption notice relating to the 5% Preferred Stock (i) may have to be revocable, as the notice may need to be given prior to the Company being assured of receiving the funds necessary to effect the redemption, (ii) may need to specify a Redemption Date that may be amended or linked to an event (such as the completion of the Notes Offering), so that the timing of such redemption may be matched to the other events related to the Offerings and any delays in such schedule of events, and
(iii) may need to be amended during the
period of the redemption, to contemplate events that occur during the pendency of the Offerings.


     If the proposed amendments are approved by the stockholders, the Company will promptly file a Certificate of Amendment to the Certificate of Designations, substantially in the form attached hereto as Exhibit A, with the Secretary of State of the State of Delaware promptly and will take any other action necessary to effect the proposed amendment.

EFFECT OF AMENDMENTS


     The Certificate of Designations currently allows the Company to redeem the 5% Preferred Stock in whole but not in part upon the consummation of a Qualifying Offering. As currently defined, a Qualifying Offering is a registered public offering (other than for stock issuable pursuant to a registration statement in connection with either a business combination or an employee benefit planon Form S-8 or S-4) in which the Company sells Common Stock in an amount not less than $100 million prior to October 15, 1997.

     If the Amendments are approved, a Qualifying Offering will be defined to include all transactions which occur after the initial issuance of the 5% Preferred Stock and on or prior to December 30, 1997 in which the Company sells any securities, includingcommon stock, preferred stock, debt securities or any combination thereof, which result in aggregate gross cash proceeds to the Company in an amount not less than $100 million, and there will be no requirement that such securities be limited to Common Stock or sold in a registered public offering.

     In addition, the Company is currently required to give an irrevocable notice of redemption, that must specify a Redemption Date and may not be amended once given.

     If the proposed amendment is adopted, the Company will be permitted to redeem the 5% Preferred Stock by giving a notice of redemption that contemplates a Qualifying Offering or Qualifying Offerings , allowing the notice to be revoked if such Qualifying Offerings are delayed or do not successfully raise sufficient funds, allowing the Redemption Date to be changed to reflect delays in the schedule of the Qualified Offerings and allowing the Company to amend the notice of redemption if the context in which the Qualified Offering is being made changes during the pendency of such offering.

     The Company is not requesting consents to amend section 3.8 of the Preferred Stock Agreement . The Company has been advised by counsel that the proposed amendment to the definition of "Qualifying Offering" described herein and for which consent is being sought by the Company will not have the effect of amending the covenant contained in Section 3.8 of the Preferred Stock Agreement. Accordingly, the Company intends to comply with such covenant so long as any shares of 5% Preferred Stock remain outstanding. However, the Company reserves the right to redeem outstanding shares of Preferred Stock in accordance with the provisions contained in the Certificate of Designation if the amendments proposed herein to the Certificate of Designations are approved by the stockholders of the Company.

     IF THE PROPOSED AMENDMENTS ARE ADOPTED, THEN UPON CONSUMMATION OF THE OFFERINGS, ASSUMING THAT FOLLOWING SUCH

OFFERINGS AGGREGATE PROCEEDS FROM THE OFFERINGS AND ANY OTHER QUALIFYING OFFERINGS (AS DEFINED FOLLOWING ADOPTION OF THE PROPOSED AMENDMENTS) EXCEED $100 MILLION, THE COMPANY WILL BE PERMITTED TO REDEEM THE SHARES OF 5% PREFERRED STOCK HELD BY HOLDERS WHO DO NOT TENDER THEIR 5% PREFERRED STOCK IN THE EXCHANGE OFFER.

Description of 5% Delayed Convertible Preferred Stock prior to the adoption of the proposed amendment


     On March 19, 1997, the Board of Directors authorized the issuance of up to 8,000,000 shares of the 5% Preferred Stock for the purposes described above. As of September 25, 1997, the Company had 5,232,608 shares of the 5% Preferred Stock outstanding held of record by 48 entities, and had agreed to grant a warrant to purchase an additional 486,000 shares at $25.00 per share.

     DIVIDENDS. Each share of the 5% Preferred Stock is entitled to receive dividends at the rate of $1.25 per annum, payable semi-annually on April 15 and October 15 of each year, in preference to any payment made on any other shares of capital stock of the Company. Any dividend payable on the 5% Preferred Stock may be paid, at the option of the Company, either (i) in cash or (ii) by adding the amount of such dividend to the Liquidation Preference (as defined below). Each share of the 5% Preferred Stock is also entitled to a liquidation preference of $25 per share, plus all accrued but unpaid dividends (the "Liquidation Preference"), in preference to any other class or series of capital stock of the Company. Other than the consent rights described below with respect to certain corporate actions, and except as otherwise provided by applicable law, holders of the 5% Preferred Stock have no voting rights.


     CONVERSION. The 5% Preferred Stock is convertible by the holders into shares of Common Stock at any time, provided that the Company is not obligated to honor any request for conversion of the 5% Preferred Stock at any time certain governmental approvals of the issuance of the Common Stock upon such conversion have not been obtained. If such approvals (other than with respect to a holder or group of holders holding more than 50% of the voting securities of the Company) are not obtained by 360 days after April 9, 1997 (the "First Closing"), the Company shall, at the request of any holder, repurchase the shares of the 5% Preferred Stock held by such holder at a purchase price per share equal to the sum of the Liquidation Preference plus any other cash payments due to such holder ("Cash Payments"), divided by 0.72125 (the "Maximum Price"). The number of shares of Common Stock issuable upon conversion of the shares of the 5% Preferred Stock will equal the Liquidation Preference of the shares being converted plus any Cash Payments divided by the then-effective conversion price applicable to the Common Stock (the "Conversion Price"). The Conversion Price, as of any date up to and including November 15, 1997, is determined in accordance with a formula based on market prices of the Common Stock or actual prices at which the converting holder sold the Common Stock, in either case multiplied by an amount equal to 1 minus the Applicable Percentage. At any date after November 15, 1997, the Conversion Price is determined in accordance with a formula based on (i) market prices of the Common Stock between October 15, 1997 and November 15, 1997, (ii) market prices of the Common Stock during the three consecutive trading days immediately preceding the date of conversion and (iii) actual prices at which the converting holder sold the Common Stock, in any case multiplied by 0.72125. The Applicable Percentage is as follows:


                     Conversion after the

                      Following Date       Applicable Percentage
                     ----------------      ---------------------
                        9/15/97                   24.875%
                        10/15/97                  25.000%
                        11/15/97                  27.875%

     The 5% Preferred Stock is at all times subject to adjustment for customary anti-dilution events such as stock splits, stock dividends, reorganizations and certain mergers affecting the Common Stock. Three years or more after the date of original issuance of the 5% Preferred Stock, the Company may require the holders of the 5% Preferred Stock to convert such shares into Common Stock at the then applicable Conversion Price and all Cash Payments due on a date specified in the notice of forced conversion. However, the conversion shall not occur if the Company has commenced bankruptcy proceedings, ceased operations or shall be in default for money borrowed in excess of $50 million.

     REQUIRED REDEMPTION. The Company must also reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the 5% Preferred Stock, at least such number of shares of its Common Stock that is the greater of (i) 10 million shares and (ii)
1.5 times the number as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 5% Preferred Stock. The Company has agreed to take and has taken such corporate action necessary to increase its number of authorized shares of Common Stock to at least 100 million shares on or before the 90th calendar day after the First Closing.

 If the Company does not have sufficient shares of Common Stock reserved to effect such conversion and fails to take such corporate action necessary to authorize or reserve sufficient shares of Common Stock, then at any time at the request of any holder of shares of the 5% Preferred Stock, the Company shall purchase from such holder the number of shares of the 5% Preferred Stock equal to such holder's pro-rata share of the number of shares of the 5% Preferred Stock that would not be able to be converted due to an insufficient number of shares of Common Stock reserved for such purpose at the Maximum Price. In addition, if prior to the earlier of April 21, 1998 or the closing of a Qualifying Offering, the FCC awards more than two licenses permitting the licensee to provide satellite digital audio radio services and more than two licensees commence or announce an intention to commence satellite digital audio radio services, then upon the request of the holders of more than one-third of the outstanding shares of the 5% Preferred Stock, the Company shall purchase one-half of the shares of the 5% Preferred Stock held by each requesting shareholder at a purchase price per share equal to the sum of the Liquidation Preference plus any Cash Payments divided by 1 minus the Applicable Percentage. If a reorganization occurs, each holder of the 5% Preferred Stock may require the Company to redeem the 5% Preferred Stock at the Maximum Price. A Reorganization is defined as any reorganization or any reclassification of the Common Stock or other capital stock of the Company or any consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company. If the holder chooses not to require the Company to redeem such holder's shares, the shares will be convertible into the number of shares or other property to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of 5% Preferred Stock not so redeemed would have been entitled upon the reorganization.

         REDEMPTION. The 5% Preferred Stock may be redeemed in whole but not in part at the Maximum Price by the Company at any time beginning on the date that is 10 months after the date of original issuance of the 5% Preferred Stock, plus one day for each day during which (x) a registration statement has not been declared effective with respect to the Common Stock issuable upon conversion of the 5% Preferred Stock by the 90th calendar day after the original issuance of the 5% Preferred Stock or (y) any such registration statement is suspended or the related prospectus is not current, complete or otherwise usable. The Company may not exercise its right of redemption unless (i) the average closing price of the Common Stock as reported in the Wall Street Journal for the 20 consecutive trading days prior to the notice of redemption shall equal or exceed $18 per share (subject to adjustments) and (ii) the shares of Common Stock issuable upon conversion of the 5% Preferred Stock are registered for resale by an effective registration under the Securities Act of 1933, as amended (the "Securities Act"). The Company also may redeem the 5% Preferred Stock in whole but not in part at the Maximum Price if the Company sells Common Stock for cash in an amount not less than $100 million in a registered underwritten public offering prior to October 15, 1997.


         If the amendments contained herein are approved, the Company will be able to redeem the 5% Preferred Stock in whole or not in part at the Maximum Price if the Company receives aggregate gross proceeds in an amount not less than $100 million from one or more sales by the Company, after the initial issuance of the 5% Preferred Stock and on or prior to December 30, 1997, of any debt or equity securities.

     DILUTION OF COMMON STOCK. The exact number of shares issuable upon conversion of all of the 5% Preferred Stock cannot currently be estimated but, generally, such issuances of Common Stock will vary inversely with the market price of the Common Stock. The holders of Common Stock ownership interest will be materially diluted by conversion of the 5% Preferred Stock, which dilution will depend on, among other things, the future market price of the Common Stock and conversion elections made by holders of the 5% Preferred Stock. The terms of the 5% Preferred Stock do not provide for any limit on the number of shares of Common Stock which the Company may be required to issue in respect thereof.

     CASH PAYMENTS. The private placement agreement relating to the sale of the 5% Preferred Stock specifies certain circumstances in which the Company must make a cash payment to each holder of the 5% Preferred Stock (or underlying securities issued or issuable upon conversion of the 5% Preferred Stock). The Company must make a cash payment equal to 3% of the Liquidation Preference per month to each holder if the Company fails: (i) within 90 days of the date of the First Closing to increase the number of authorized shares of Common Stock to at least 100 million shares; (ii) within 90 days of the date of the First Closing to file and cause to be declared effective a registration statement under the Securities Act with respect to the resale of Common Stock issuable upon conversion of the 5% Preferred Stock; (iii) within 90 days of the date of the First Closing to obtain any governmental approvals necessary for the conversion of the 5% Preferred Stock; (iv) to honor any request for conversion of the 5% Preferred Stock except as permitted by the terms and conditions of the 5% Preferred Stock; or (v) to maintain the listing of the Common Stock on Nasdaq, the New York Stock Exchange or the American Stock Exchange. The Company has taken actions with respect to clauses (i), (ii), (iii) and (iv) of the previous sentence. A similar cash payment must be made if, after effecting a registration statement with respect to the resale of Common Stock issuable upon conversion of the 5% Preferred Stock, the use of the prospectus is suspended for more than 60 cumulative days in the aggregate in any twelve month period. In addition, if the Company fails at any time to reserve a sufficient number of shares of Common Stock for issuance upon conversion of the 5% Preferred Stock, it must make a cash payment equal to 3% of the Liquidation Preference (proportionately reduced by the amount of shares that are so authorized and reserved) per month to the holders of the 5% Preferred Stock. The private placement agreement also provides that prior to the completion of a Qualifying Offering, the Company may not undertake to conduct any debt or equity financing that is not PARI PASSU or junior to the 5% Preferred Stock in seniority, structure and maturity.

     Consent of the holders of a majority of the 5% Preferred Stock is required before the Company may take certain corporate actions or pay dividends on Common Stock and the consent of all holders of 5% Preferred Stock is required before the company may take certain corporate actions taken in connection with the repurchase of any shares of 5% Preferred Stock.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the shares of Common Stock outstanding and a majority of the shares of 5% Preferred Stock outstanding is required to approve the proposed amendments to the Certificate of Designations.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

SOLICITATION EXPENSES

     The Company will bear the cost of soliciting consents. Consents are being solicited by mail and, in addition, directors, officers, and employees of the Company may solicit consents personally or by telephone or facsimile transmission. No additional compensation will be paid on account of any such solicitations. Although there is no formal agreement to do so, the Company will reimburse custodians, brokerage houses, nominees, and other fiduciaries for the cost of sending Consent Solicitation material to their principals.


INFORMATION INCORPORATED BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K, as amended by the Annual Report on Form 10-K/A, for the year ended December 31, 1996.

         2. The Company's Quarterly Report on Form 10-Q, as amended by the Quarterly Report on Form 10-Q/A, for the period ended September 30, 1997.

         3. The Company's Registration Statement of Form S-4 declared effective on October 16, 1997.

     The Company will provide without charge to each person to whom this Consent Solicitation is delivered, upon the request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Secretary, CD Radio Inc., Sixth Floor, 1001 22nd Street, N.W., WashingtonD.C. 20037.


                               By order of the Board of Directors




                               Lawrence F. Gilberti
                               Secretary

_____________, 1997
Washington, D.C.

                                                                 EXHIBIT A







                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           CERTIFICATE OF DESIGNATIONS
                                     OF THE
                     5% DELAYED CONVERTIBLE PREFERRED STOCK
                                       OF

                                  CD RADIO INC.

                   -------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                   -------------------------------------------


                  CD Radio Inc., a Delaware corporation (the "Corporation"), certifies pursuant to Section 242 of the Delaware General Corporation Law that:

                  The amendments to the Certificate of Incorporation of the Corporation set forth in the following resolution adopted by written consent of the Corporation's Board of Directors and stockholders have been duly declared to be advisable by the Board of Directors to the stockholders of the Corporation. A majority of the stockholders of the Corporation duly approved said proposed amendments by written consent in accordance with Sections 228 and 242 of the Delaware General Corporation Law, and written notice of such consent has been or will promptly be given to all stockholders who have not consented in writing to said amendments. The resolution setting forth such amendments is as follows:

                  "FIRST: Section 3(b) of the Corporation's Certificate of Designations of 5% Delayed Convertible Preferred Stock is hereby amended to read in its entirety as set forth below:

                  "At least 30 days but not more than 60 days prior to the Redemption Date, written notice (the "REDEMPTION NOTICE") shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the 5% Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption that is to be effected, specifying the Redemption Date (which may be specified as subject to change based upon an event or events related to the redemption or in connection with a related Qualifying Offering or Qualifying Offerings, the Redemption Price, and the place at which payment may be obtained and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing all the shares of 5% Preferred held by such holder. On or prior to the Redemption Date specified in any Redemption Notice, the Corporation may amend or withdraw such Redemption Notice (including without limitation to specify a later Redemption Date) and if such Redemption Notice is amended or withdrawn by the Corporation, notice of such amendment or withdrawal shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the 5% Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the terms of any amendment to or withdrawal of the Redemption Notice, as applicable, and, in the case of an amendment to the Redemption Notice, specifying the terms of the Redemption Notice as so amended. Subject to the provisions of the following subsection (c), on or not more than 5 days after the Redemption Date (as amended, if applicable), each holder of 5% Preferred shall surrender to the Corporation the certificate or certificates representing all the shares of 5% Preferred owned by such holder as of the Redemption Date, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled."

                  SECOND: Section 3(e)(i) of the Corporation's Certificate of Designations of 5% Delayed Convertible Preferred Stock is hereby amended to read in its entirety as set forth below:


                  "If after the initial issuance of the 5% Preferred and on or prior to December 30, 1997, the Corporation sells any securities, including, without limitation, common stock, preferred stock, debt securities or any combination thereof, in one or more transactions (each such transaction, a "Qualifying Offering") for aggregate gross cash proceeds to the Corporation in an amount not less than $100 million, the Corporation may, upon completion of such Qualifying Offering or Qualifying Offerings and the receipt by the Corporation of aggregate cash proceeds of not less than $100 million, redeem the 5% Preferred in whole or in part for an amount per share in cash equal to (A) the sum of the Liquidation Preference plus any Cash Payments due (B) divided by
0.72125. The Corporation shall give notice of such redemption pursuant to this subsection (e) in the manner set forth in subsection (b) of this Section 3."

                  IN WITNESS WHEREOF, the undersigned officer of the Corporation does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation is in the act and deed of the Corporation and the facts stated therein are true and, accordingly, has hereunto set his hand this _____ day of __________, 1997.

                                                     CD RADIO INC.

                                           By:
                                              ----------------------------------
                                                 Its:
                                                      --------------------------

CD RADIO INC.                                                       CONSENT FORM

              CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, a stockholder of record of CD Radio Inc. (the "Company") as of the close of business on October 1, 1997, hereby takes the following action, with respect to all stock of the Company held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consents to action by the stockholders without a meeting, pursuant to
Section 228 of the Delaware General Corporation Law, to the amendments of the Certificate of Designations of the 5% Delayed Convertible Preferred Stock of the Company described in the Company's Consent Solicitation Statement, dated October __, 1997:

                      (Place an "X" in the appropriate box)

                     The Board of Directors recommends that
                 Stockholders CONSENT to the proposed amendment

CONSENT [ ]                    CONSENT WITHHELD [ ]                  ABSTAIN [ ]

      If no box is marked with respect to the action described above, the undersigned will be deemed to have consented to the proposed amendment.

                                     Dated:                               , 1997
                                             -----------------------------

                                     -------------------------------------------
                                                  Signature(s)

                                     Please sign as registered and return
                                     promptly in the enclosed envelope to.

                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------
                                     Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.